UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2007

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 30, 2007, NCR Corporation (NCR) completed the separation of its Teradata data warehousing business through a distribution of 100% of the common stock of Teradata Corporation (the “Company”) to holders of NCR common stock (the “Separation”). In contemplation of the Separation, NCR submitted a private letter ruling request to the Internal Revenue Service (IRS) concerning the Company’s ability to continue to amortize (and deduct) for income tax purposes certain research and development costs that had been capitalized by NCR for tax purposes under Section 59(e) of the Internal Revenue Code subsequent to the transfer of the related intellectual property to the Company. In August 2007, NCR was notified that the IRS would likely issue an adverse ruling on its request. Based on this notification, the Company believed that the related deferred tax asset may not have met the criteria for recognition under FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainties in Income Taxes-an interpretation of FASB Statement No. 109, related to the transferred tax basis, which would have resulted in a charge of approximately $144 million at September 30, 2007 ($150 million at June 30, 2007). In October 2007, based on the Company’s technical analysis and considering the estimated amounts of possible outcomes, management determined that $124 million of the related deferred tax asset met the criteria for recognition under FIN 48 and, therefore, included a $20 million charge in its October 30, 2007 third quarter earnings press release to reduce the carrying value of the related deferred tax asset as of September 30, 2007. Subsequently, the Company was notified that the IRS had reconsidered its initial determination and was prepared to issue a favorable ruling. Accordingly, management believes that a charge is no longer necessary with respect to this matter and has revised its previously reported results for the three and the nine months ended September 30, 2007 to reflect 100% recognition of the related deferred tax asset as of September 30, 2007. However, until the issuance of a written favorable ruling by the IRS, there can be no assurance that the Company will ultimately realize this deferred tax asset.

The information contained in this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: November 9, 2007	By:	/s/ Stephen Scheppmann
Stephen Scheppmann
Executive Vice President and Chief Financial Officer